CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 27, 2014
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER 2013 RESULTS

Quarterly Highlights

▪	Net income available to common stockholders of $7.7 million or $0.42 per diluted common share
▪	Net interest margin of 3.82%
▪	Loan growth, exclusive of acquisitions, of $178.6 million or 6% since September 30, 2013
▪	Demand deposit growth, exclusive of acquisitions, of $73.3 million or 7% since September 30, 2013
▪	Purchase of Morrill Bancshares, Inc. completed on October 18, 2013
▪	Acquisition of Freedom Bank completed on November 22, 2013

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net income (in millions)	$7.9	$9.5	$36.9	$49.9
Net income available to common stockholders (in millions)	7.7	9.0	35.7	46.4
Diluted earnings per common share	0.42	0.54	2.04	2.77

Return on average assets	0.55%	0.76%	0.70%	1.04%
Return on average common equity	8.79	11.33	10.87	15.78
Net interest margin	3.82	3.81	3.78	3.98

“We are pleased to report that 2013 was Heartland’s second best in its 33-year history. Though the company fell short of matching the exceptional year experienced in 2012, Heartland’s net income of $35.7 million and return on average equity of 10.87% demonstrate the excellent potential in the company’s core operations.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, January 27, 2014-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income available to common stockholders of $7.7 million, or $0.42 per diluted common share, for the quarter ended December 31, 2013, compared to $9.0 million, or $0.54 per diluted common share, for the fourth quarter of 2012. Return on average common equity was 8.79% and return on average assets was 0.55% for the fourth quarter of 2013, compared to 11.33% and 0.76%, respectively, for the same quarter in 2012.

Net income for the fourth quarter of 2013 was $1.6 million lower than the fourth quarter of 2012, primarily as a result of an $11.1 million decrease in gains on sale of loans, offset by an $8.4 million increase in net interest income and a$1.3 million decrease in the provision for loan and lease losses. Loan growth, exclusive of acquisitions, was $178.6 million or 6% during the fourth quarter of 2013.

Commenting on Heartland’s results for 2013, Lynn B. Fuller, Heartland’s chairman, president and chief executive officer said, “We are pleased to report that 2013 was Heartland’s second best in its 33-year history. Though the company fell short of matching the exceptional year experienced in 2012, Heartland’s net income of $35.7 million and return on average equity of 10.87% demonstrate the excellent potential in the company’s core operations.”

Net income available to common stockholders was $35.7 million, or $2.04 per diluted common share, for the year ended December 31, 2013, compared to $46.4 million, or $2.77 per diluted common share, earned during the prior year. Return on average common equity was 10.87% and return on average assets was 0.70% for 2013, compared to 15.78% and 1.04%, respectively, for 2012.

Earnings for 2013, in comparison to 2012, were most positively affected by increases in net interest income, loan servicing income and service charges and fees, combined with decreases in net loss on repossessed assets and other noninterest expenses. In addition to a decline in gains on sale of loans during 2013, reduced securities gains and significant increases in salaries and employee benefits, occupancy and furniture and equipment expenses more than offset the improvements discussed above.

On October 18, 2013, Heartland completed a merger transaction with Morrill Bancshares, Inc., the holding company for Morrill & Janes Bank and Trust Company, based in Merriam, Kansas. On the date of merger, Morrill & Janes Bank and Trust Company had total loans valued at $383.1 million and total deposits valued at $664.8 million. After the merger, Morrill & Janes Bank and Trust Company became Heartland's tenth independent, state-chartered, bank subsidiary and continues to operate under its current name and management team. The aggregate purchase price, which was based on the tangible book value of Morrill Bancshares, Inc., was approximately $55.4 million, $16.6 million or 30% of which was paid in cash, and $38.8 million or 70% of which was paid by delivery of 1,402,431 shares of Heartland common stock.

On November 22, 2013, Heartland acquired Freedom Bank in Sterling, Illinois, from its parent company, River Valley Bancorp, Inc., a Davenport, Iowa-based bank holding company. The acquisition of Freedom Bank was arranged through a negotiated transfer of ownership with Heartland’s flagship bank, Dubuque Bank and Trust Company. On the date of acquisition, Freedom Bank had total loans valued at $38.9 million and total deposits valued at $54.1 million. Freedom Bank will operate independently as a subsidiary of Dubuque Bank and Trust Company under its current name, staff and systems until at least the first quarter of 2014 when Heartland intends to consolidate Freedom with Riverside Community Bank, Heartland’s Rockford, Illinois-based bank.

Net Interest Margin Percentage Remains Stable; Net Interest Income Increases

Net interest margin, expressed as a percentage of average earning assets, was 3.82% during the fourth quarter of 2013 compared to 3.81% during the third quarter of 2013 and 3.81% for the fourth quarter of 2012. For the full year of 2013, net interest margin was 3.78% compared to 3.98% during 2012.

Fuller said, “Compared to the previous quarter, we are pleased to see net interest margin increase slightly to 3.82% in the fourth quarter. Margin has been maintained through loan growth, a slowing in the decrease in asset yields and some improvement in our funding cost.”

On a tax-equivalent basis, interest income was $58.0 million in the fourth quarter of 2013 compared to $49.5 million in the fourth quarter of 2012, an increase of $8.5 million or 17%. For the full year of 2013, interest income on a tax-equivalent basis was $209.0 million compared to $196.7 million during 2012, an increase of $12.3 million or 6%. Average earning assets increased $890.3 million or 21% during the fourth quarter of 2013 compared to the fourth quarter of 2012, with approximately $680.1 million of the growth attributable to the acquisitions completed during the fourth quarter of 2013. For the full year, average earning assets increased $620.0 million or 16% during 2013 compared to 2012, with approximately $171.4 million of the growth attributable to the acquisitions completed during the fourth quarter of 2013. The average interest rate earned on total average earning assets was 4.55% during the fourth quarter of 2013 compared to 4.72% during the fourth quarter of 2012. For the full year, the average interest rate earned on these assets was 4.56% during 2013 compared to 4.97% during 2012.

Interest expense was $9.3 million for the fourth quarter of 2013, a decrease of $270,000 or 3% from $9.5 million in the fourth quarter of 2012. On an annual comparative basis, interest expense decreased $3.5 million or 9%. Even though average interest bearing liabilities increased $591.7 million or 18% for the quarter ended December 31, 2013, as compared to the same quarter in 2012, and $348.5 million or 11% for the full year of 2013, as compared to the full year of 2012, the average interest rate paid on Heartland's deposits and borrowings declined 20 basis points during the comparable quarterly period and 22 basis points during the comparable yearly period. Contributing to this improvement in interest expense was a continued change in the mix of deposits. Average savings balances, the lowest cost interest bearing deposits, as a percentage of total average interest bearing deposits, were 74% during the fourth quarter of 2013 and 71% during the full year of 2013 compared to 69% for both the fourth quarter and full year of 2012. Additionally, the average interest rate paid on savings deposits was 0.33% during the fourth quarter of 2013 and 0.32% during the full year of 2013 compared to 0.35% during the fourth quarter of 2012 and 0.38% during the full year of 2012.

Net interest income on a tax-equivalent basis totaled $48.8 million during the fourth quarter of 2013, an increase of $8.8 million or 22% from the $40.0 million recorded during the fourth quarter of 2012. For the full year of 2013, net interest income on a tax-equivalent basis was $173.3 million, an increase of $15.7 million or 10% from the $157.6 million recorded during the full year of 2012.

Decrease in Noninterest Income; Decrease in Noninterest Expenses Over Fourth Quarter 2012

Noninterest income was $17.6 million during the fourth quarter of 2013 compared to $27.2 million during the fourth quarter of 2012, a decrease of $9.6 million or 35%. For the full year, noninterest income was $89.6 million in 2013 compared to $108.7 million in 2012, a decrease of $19.1 million or 18%. Although noninterest income was negatively affected by decreased gains on sale of loans in both the quarterly and yearly comparative periods, these decreases were partially offset by increases in other fee income categories. In particular, Heartland experienced solid growth in service charges and fees, which increased $883,000 or 22% for the quarter and $2.4 million or 16% for the full year; trust fees, which increased $406,000 or 16% for the quarter and $1.2 million or 12% for the full year; and brokerage and insurance commissions, which increased $301,000 or 32% for the quarter and $859,000 or 23% for the full year. Also negatively affecting noninterest income for the yearly comparative period were securities gains which totaled $7.1 million during 2013 compared to $14.0 million during 2012.

The following table summarizes Heartland's residential mortgage loan activity during the most recent five quarters, in thousands:

	As Of and For the Quarter Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Mortgage Servicing Fees	$1,951	$1,903	$1,613	$1,430	$1,304
Mortgage Servicing Rights Income	2,174	3,386	3,965	3,245	3,535
Mortgage Servicing Rights Amortization	(1,766)	(1,811)	(1,976)	(1,761)	(1,871)
Total Residential Mortgage Loan Servicing Income	$2,359	$3,478	$3,602	$2,914	$2,968
Valuation Adjustment on Mortgage Servicing Rights	$—	$—	$—	$496	$197
Gains On Sale of Residential Mortgage Loans	$3,034	$5,279	$9,005	$9,641	$13,966
Total Residential Mortgage Loan Applications	$293,115	$416,128	$653,461	$556,890	$645,603
Residential Mortgage Loans Originated	$232,150	$349,012	$470,813	$432,974	$490,525
Residential Mortgage Loans Sold	$214,334	$336,780	$445,452	$424,931	$478,280
Residential Mortgage Loan Servicing Portfolio	$3,045,893	$2,887,667	$2,679,283	$2,428,067	$2,199,486

As reflected in the table above, on a sequential quarterly basis, residential mortgage loan originations and the gains on sale of residential mortgage loans and the mortgage servicing rights income they create, decreased during 2013. Gains on sale of loans totaled $3.2 million during the fourth quarter of 2013 compared to $14.3 million during the fourth quarter of 2012, a decrease of $11.1 million or 78%. During the full year of 2013, gains on sale of loans totaled $27.4 million compared to $49.2 million during the full year of 2012, a $21.8 million or 44% decrease. Gains on sale of loans result primarily from the gain or loss on sales of mortgage loans into the secondary market, related fees and fair value marks on the associated derivatives. The volume of residential mortgage loans sold totaled $214.3 million during the fourth quarter of 2013 compared to $478.3 million during the fourth quarter of 2012, and totaled $1.42 billion during the full year of 2013 compared to $1.53 billion during the full year of 2012. For the fourth quarter of 2013, refinancing activity represented 35% of total mortgage loan originations compared to 34% during the third quarter of 2013 and 71% during the fourth quarter of 2012.

Loan servicing income decreased $516,000 or 15% for the fourth quarter of 2013 as compared to the fourth quarter of 2012. On an annual comparative basis, loan servicing income increased $3.1 million or 28% for 2013 as compared to 2012. Included in loan servicing income are the fees collected for the servicing of mortgage loans for others, which are dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $2.0 million during the fourth quarter of 2013 compared to $1.3 million during the fourth quarter of 2012, an increase of $647,000 or 50%. For the year, fees collected for the servicing of mortgage loans for others was $6.9 million for 2013 compared to $4.4 million during 2012, an increase of $2.5 million or 56%. The portfolio of mortgage loans serviced for others by Heartland totaled $3.05 billion at December 31, 2013, compared to $2.20 billion at December 31, 2012.

Fuller commented, “The mortgage business changed considerably during 2013, creating challenges to our goals. Originations of $1.5 billion in 2013 came close to matching the previous year’s production of $1.6 billion. We remain committed to this business line and continue to look for opportunities to expand into markets with strong residential growth potential.”

For the fourth quarter of 2013, noninterest expense totaled $53.9 million compared to $54.6 million during the fourth quarter of 2012, a decrease of $722,000 or 1%. For the full year, noninterest expense totaled $196.6 million in 2013 compared to $183.4 million in 2012, a $13.2 million or 7% increase. Included in other noninterest expenses during the fourth quarter of both years were writedowns on investments in commercial and residential real estate projects which qualified for historic rehabilitation tax credits. These writedowns were $596,000 in 2013 and $5.3 million in 2012. The largest component of noninterest expense, salaries and employee benefits, increased $838,000 or 3% during the fourth quarter of 2013 as compared to the same quarter in 2012, and $12.5 million or 12% for the full year of 2013 as compared to the full year of 2012. Full-time equivalent employees totaled 1,676 on December 31, 2013, compared to 1,498 on December 31, 2012. The acquisitions completed in the fourth quarter of 2013 added 133 full-time equivalent employees representing 75% of this increase.

Heartland's effective tax rate was 21.90% for 2013 compared to 25.86% for 2012. Heartland's income taxes included federal historic rehabilitation tax credits totaling $914,000 for 2013 and $5.8 million in 2012. Federal low-income housing tax credits included in Heartland's income taxes totaled $798,000 during both 2013 and 2012. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 37.26% during 2013 compared to 20.43% during 2012. The tax-equivalent adjustment for this tax-exempt interest income was $9.5 million during 2013 compared to $7.4 million during 2012.

Solid Growth in Loans; Increase in Demand Deposits

Total assets were $5.92 billion at December 31, 2013, an increase of $927.5 million or 19% since December 31, 2012. Total assets at acquisition date were $809.2 million for the Morrill & Janes merger and $67.1 million for the Freedom acquisition. Securities represented 32% of Heartland's total assets at December 31, 2013, compared to 31% at year-end 2012.

Total loans and leases held to maturity were $3.50 billion at December 31, 2013, compared to $2.82 billion at year-end 2012, an increase of $675.4 million or 24%, with $595.2 million occurring during the fourth quarter. Included in the loan growth for the fourth quarter of 2013 were $377.4 million acquired in the Morrill & Janes merger and $39.3 million acquired in the Freedom acquisition. Excluding these acquisitions, loan growth totaled $178.9 million or 6% for the fourth quarter of 2013 and $258.7 million or 9% for the full year of 2013. Commercial and commercial real estate loans, which totaled $2.48 billion at December 31, 2013, increased $478.6 million or 24% since year-end 2012, with $295.6 million attributable to the acquisitions. Residential mortgage loans, which totaled $349.3 million at December 31, 2013, increased $99.7 million or 40% since year-end 2012, with $56.6 million attributable to the acquisitions. Agricultural and agricultural real estate loans, which totaled $376.7 million at December 31, 2013, increased $48.4 million or 15% since year-end 2012, with $49.4 million attributable to the acquisitions. Consumer loans, which totaled $294.1 million at December 31, 2013, increased $48.5 million or 20% since year-end 2012, with $15.0 million attributable to the acquisitions.

“After a slow start in early 2013, Heartland experienced excellent loan growth in the second, third and fourth quarters of the year. Adjusting for acquisitions, total loans grew by 9%, balanced nicely among commercial and consumer business lines,” added Fuller.

Total deposits were $4.67 billion at December 31, 2013, compared to $3.85 billion at year-end 2012, an increase of $820.8 million or 21%, with $665.3 million attributable to the Morrill & Janes merger and $54.1 million attributable to the Freedom acquisition. Demand deposits totaled $1.24 billion at December 31, 2013, an increase of $264.3 million or 27% since year-end 2012, with $91.6 million attributable to the acquisitions. Exclusive of $543.6 million acquired, savings deposits decreased $12.8 million or 1% since year-end 2012. Certificates of deposit decreased $58.5 million or 7% when excluding $84.2 million in acquired certificates of deposit. The composition of Heartland's deposits continued its positive trend as no-cost demand deposits as a percentage of total deposits were 27% at December 31, 2013, compared to 25% at December 31, 2012, while higher-cost certificates of deposit as a percentage of total deposits were 19% at December 31, 2013, compared to 23% at December 31, 2012.

Fuller said, “Adjusting for acquisitions, deposits increased by 3% in 2013. We continue to experience a very favorable shift in deposit mix, with demand deposits growing at an 18% rate.”

Common stockholders' equity was $357.8 million at December 31, 2013, compared to $314.9 million at September 30, 2013, and $320.1 million at year-end 2012. Book value per common share was $19.44 at December 31, 2013, compared to $18.58 at September 30, 2013, and $19.02 at year-end 2012. Changes in common stockholders' equity and book value per common share are the result of earnings, dividends paid, stock transactions and mark-to-market adjustment for unrealized gains and losses on securities available for sale. As a result of increases in market interest rates on many debt securities during the last three quarters of 2013, Heartland's unrealized gains and losses on securities available for sale, net of applicable taxes, were at an unrealized loss of $15.1 million at December 31, 2013, and $11.2 million at September 30, 2013, compared to an unrealized gain of $20.5 million at December 31, 2012.

Decrease in Provision for Loan Losses For the Year; Decrease in Nonperforming Loans During the Quarter

The allowance for loan and lease losses at December 31, 2013, was 1.19% of loans and leases and 98.27% of nonperforming loans compared to 1.37% of loans and leases and 89.71% of nonperforming loans at December 31, 2012. The provision for loan losses was $2.0 million for the fourth quarter of 2013 compared to $3.4 million for the fourth quarter of 2012. For the full year of 2013, provision for loan losses was $9.7 million compared to $8.2 million for 2012.

Nonperforming loans, exclusive of those covered under loss sharing agreements, were $42.4 million or 1.21% of total loans and leases at December 31, 2013, compared to $47.1 million or 1.62% of total loans and leases at September 30, 2013, and $43.2 million or 1.53% of total loans and leases at December 31, 2012. Approximately 63%, or $27.3 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million, the largest of which is $6.8 million. These nonperforming loans, to an aggregate of 8 borrowers, are primarily located in the Midwestern states and are spread over 6 different industry classifications.

Delinquencies in each of the loan portfolios continue to be well-managed. Loans delinquent 30 to 89 days as a percent of total loans were 0.29% at December 31, 2013, compared to 0.67% at September 30, 2013, and 0.32% at December 31, 2012. The increase in delinquencies during the third quarter of 2013 was primarily associated with a single credit that was renewed after quarter end. Had this renewal occurred prior to quarter end, loans delinquent 30 to 89 days would have been at 0.37% at September 30, 2013.

Other real estate owned was $29.9 million at December 31, 2013, compared to $33.0 million at September 30, 2013, and $35.8 million at December 31, 2012. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During 2013, $6.0 million of other real estate owned was sold during the fourth quarter, $2.7 million during the third quarter, $5.3 million during the second quarter and $3.3 million during the first quarter.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the fourth quarter of 2013 and the year, in thousands:

	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
September 30, 2013	$47,893	$33,018	$473	$81,384
Loan foreclosures	(5,047)	5,025	22	—
Net loan charge offs	(1,675)	—	—	(1,675)
New nonperforming loans	6,981	—	—	6,981
Reduction of nonperforming loans(1)	(4,951)	—	—	(4,951)
OREO/Repossessed assets sales proceeds	—	(6,842)	(65)	(6,907)
OREO/Repossessed assets writedowns, net	—	(1,349)	(38)	(1,387)
Net activity at Citizens Finance Co.	—	—	5	5
December 31, 2013	$43,201	$29,852	$397	$73,450

(1) Includes principal reductions and transfers to performing status.

	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2012	$44,415	$35,822	$542	$80,779
Loan foreclosures	(18,956)	18,343	613	—
Net loan charge offs	(6,727)	—	—	(6,727)
New nonperforming loans	44,884	—	—	44,884
Reduction of nonperforming loans(1)	(20,415)	—	—	(20,415)
OREO/Repossessed assets sales proceeds	—	(19,081)	(546)	(19,627)
OREO/Repossessed assets writedowns, net	—	(5,232)	(179)	(5,411)
Net activity at Citizens Finance Co.	—	—	(33)	(33)
December 31, 2013	$43,201	$29,852	$397	$73,450

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the fourth quarter of 2013 were $1.7 million compared to $5.0 during the fourth quarter of 2012. For the full year, net charge-offs were $6.7 million during 2013 compared to $6.3 million during 2012.

“For both the fourth quarter and the year 2013, we made excellent progress in the reduction of nonperforming loans. Total nonperforming loans ended the quarter at 1.21% of total loans, a decrease from 1.62% for the third quarter of 2013 and from 1.53% at year-end 2012. Maintaining excellent quality in our loan portfolio will always be one of our highest priorities,” Fuller concluded.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. EDT today. To participate, dial 877-407-0781 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until January 26, 2015, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $5.9 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 80 banking locations in 60 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas and Missouri and loan production offices in California, Nevada, Wyoming,

Idaho, North Dakota, Oregon, Washington and Nebraska. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Interest Income
Interest and fees on loans and leases	$44,995	$39,510	$164,702	$156,499
Interest on securities:
Taxable	7,327	5,079	21,501	22,129
Nontaxable	3,294	2,912	13,295	10,698
Interest on federal funds sold	1	3	1	4
Interest on deposits in other financial institutions	3	3	12	8
Total Interest Income	55,620	47,507	199,511	189,338
Interest Expense
Interest on deposits	5,057	5,347	19,968	22,230
Interest on short-term borrowings	421	166	808	818
Interest on other borrowings	3,785	4,020	14,907	16,134
Total Interest Expense	9,263	9,533	35,683	39,182
Net Interest Income	46,357	37,974	163,828	150,156
Provision for loan and lease losses	2,049	3,350	9,697	8,202
Net Interest Income After Provision for Loan and Lease Losses	44,308	34,624	154,131	141,954
Noninterest Income
Service charges and fees	4,885	4,002	17,660	15,242
Loan servicing income	2,952	3,468	14,413	11,300
Trust fees	2,944	2,538	11,708	10,478
Brokerage and insurance commissions	1,246	945	4,561	3,702
Securities gain (loss), net	509	(108)	7,121	13,998
Gain (loss) on trading account securities	582	164	1,421	47
Impairment loss on securities	—	—	—	(981)
Gains on sale of loans	3,184	14,257	27,430	49,198
Valuation adjustment on mortgage servicing rights	—	197	496	(477)
Income on bank owned life insurance	426	311	1,555	1,442
Other noninterest income	846	1,456	3,253	4,713
Total Noninterest Income	17,574	27,230	89,618	108,662
Noninterest Expense
Salaries and employee benefits	30,121	29,283	118,224	105,727
Occupancy	3,663	3,017	13,459	10,629
Furniture and equipment	2,007	1,822	8,040	6,326
Professional fees	5,270	4,400	17,532	15,338
FDIC insurance assessments	1,036	810	3,544	3,292
Advertising	1,458	1,736	5,294	5,294
Intangible assets amortization	469	163	1,063	562
Net loss on repossessed assets	2,358	1,983	7,244	9,969
Other noninterest expenses	7,519	11,409	22,161	26,244
Total Noninterest Expense	53,901	54,623	196,561	183,381
Income Before Income Taxes	7,981	7,231	47,188	67,235
Income taxes	46	(2,258)	10,335	17,384
Net Income	7,935	9,489	36,853	49,851
Net (income) loss attributable to noncontrolling interest, net of tax	—	(82)	(64)	(59)
Net Income Attributable to Heartland	7,935	9,407	36,789	49,792
Preferred dividends and discount	(204)	(409)	(1,093)	(3,400)
Net Income Available to Common Stockholders	$7,731	$8,998	$35,696	$46,392
Earnings per common share-diluted	$0.42	$0.54	$2.04	$2.77
Weighted average shares outstanding-diluted	18,360,470	16,812,947	17,460,066	16,768,602

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Interest Income
Interest and fees on loans and leases	$44,995	$40,154	$39,726	$39,827	$39,510
Interest on securities:
Taxable	7,327	4,803	4,712	4,659	5,079
Nontaxable	3,294	3,443	3,360	3,198	2,912
Interest on federal funds sold	1	—	—	—	3
Interest on deposits in other financial institutions	3	3	2	4	3
Total Interest Income	55,620	48,403	47,800	47,688	47,507
Interest Expense
Interest on deposits	5,057	4,769	5,066	5,076	5,347
Interest on short-term borrowings	421	131	108	148	166
Interest on other borrowings	3,785	3,623	3,702	3,797	4,020
Total Interest Expense	9,263	8,523	8,876	9,021	9,533
Net Interest Income	46,357	39,880	38,924	38,667	37,974
Provision for loan and lease losses	2,049	5,149	1,862	637	3,350
Net Interest Income After Provision for Loan and Lease Losses	44,308	34,731	37,062	38,030	34,624
Noninterest Income
Service charges and fees	4,885	4,487	4,280	4,008	4,002
Loan servicing income	2,952	3,984	4,106	3,371	3,468
Trust fees	2,944	2,918	2,942	2,904	2,538
Brokerage and insurance commissions	1,246	1,277	1,087	951	945
Securities gain (loss), net	509	1,118	2,067	3,427	(108)
Gain (loss) on trading account securities	582	263	262	314	164
Impairment loss on securities	—	—	—	—	—
Gains on sale of loans	3,184	5,251	9,083	9,912	14,257
Valuation adjustment on mortgage servicing rights	—	—	—	496	197
Income on bank owned life insurance	426	409	315	405	311
Other noninterest income	846	1,011	716	680	1,456
Total Noninterest Income	17,574	20,718	24,858	26,468	27,230
Noninterest Expense
Salaries and employee benefits	30,121	28,847	29,516	29,740	29,283
Occupancy	3,663	3,387	3,224	3,185	3,017
Furniture and equipment	2,007	1,917	2,065	2,051	1,822
Professional fees	5,270	4,486	4,233	3,543	4,400
FDIC insurance assessments	1,036	745	861	902	810
Advertising	1,458	1,360	1,248	1,228	1,736
Intangible assets amortization	469	196	198	200	163
Net loss on repossessed assets	2,358	1,069	2,477	1,340	1,983
Other noninterest expenses	7,519	5,140	4,944	4,558	11,409
Total Noninterest Expense	53,901	47,147	48,766	46,747	54,623
Income Before Income Taxes	7,981	8,302	13,154	17,751	7,231
Income taxes	46	1,492	3,598	5,199	(2,258)
Net Income	7,935	6,810	9,556	12,552	9,489
Net (income) loss attributable to noncontrolling interest, net of tax	—	—	—	(64)	(82)
Net Income Attributable to Heartland	7,935	6,810	9,556	12,488	9,407
Preferred dividends and discount	(204)	(276)	(205)	(408)	(409)
Net Income Available to Common Stockholders	$7,731	$6,534	$9,351	$12,080	$8,998
Earnings per common share-diluted	$0.42	$0.38	$0.54	$0.70	$0.54
Weighted average shares outstanding-diluted	18,360,470	17,221,154	17,203,924	17,187,180	16,812,947

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Assets
Cash and cash equivalents	$125,270	$165,008	$112,097	$74,587	$168,054
Time deposits in other financial institutions	3,355	3,605	3,605	3,605	—
Securities	1,895,044	1,446,670	1,578,573	1,580,719	1,561,957
Loans held for sale	46,665	61,326	88,541	91,708	96,165
Loans and leases:
Held to maturity	3,496,952	2,901,706	2,832,377	2,789,893	2,821,549
Loans covered by loss share agreements	5,749	5,876	6,275	6,741	7,253
Allowance for loan and lease losses	(41,685)	(41,311)	(37,623)	(37,528)	(38,715)
Loans and leases, net	3,461,016	2,866,271	2,801,029	2,759,106	2,790,087
Premises, furniture and equipment, net	135,714	129,029	129,938	128,411	128,294
Goodwill	35,583	30,627	30,627	30,627	30,627
Other intangible assets, net	32,959	23,435	22,056	20,266	18,486
Cash surrender value on life insurance	81,110	79,238	75,992	75,907	75,480
Other real estate, net	29,852	33,018	34,763	36,704	35,822
FDIC indemnification asset	249	795	282	528	749
Other assets	76,899	73,708	82,253	98,390	84,832
Total Assets	$5,923,716	$4,912,730	$4,959,756	$4,900,558	$4,990,553
Liabilities and Equity
Liabilities
Deposits:
Demand	$1,238,581	$1,073,688	$1,029,784	$971,142	$974,232
Savings	2,535,242	2,043,397	1,978,962	2,022,625	2,004,438
Time	892,676	807,913	832,388	848,689	866,990
Total deposits	4,666,499	3,924,998	3,841,134	3,842,456	3,845,660
Short-term borrowings	408,756	224,048	339,181	202,694	224,626
Other borrowings	350,109	322,538	336,332	336,577	389,025
Accrued expenses and other liabilities	58,892	44,543	47,974	104,857	126,703
Total Liabilities	5,484,256	4,516,127	4,564,621	4,486,584	4,586,014
Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common equity	357,762	314,905	313,437	329,478	320,107
Total Heartland Stockholders' Equity	439,460	396,603	395,135	411,176	401,805
Noncontrolling interest	—	—	—	2,798	2,734
Total Equity	439,460	396,603	395,135	413,974	404,539
Total Liabilities and Equity	$5,923,716	$4,912,730	$4,959,756	$4,900,558	$4,990,553
Common Share Data
Book value per common share	$19.44	$18.58	$18.51	$19.54	$19.02
ASC 320 effect on book value per common share	$(0.82)	$(0.66)	$(0.44)	$1.03	$1.21
Common shares outstanding, net of treasury stock	18,399,156	16,951,053	16,934,161	16,865,919	16,827,835
Tangible Capital Ratio(1)	5.29%	5.78%	5.69%	6.09%	5.78%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Average Balances
Assets	$5,604,487	$4,739,887	$5,083,131	$4,463,665
Loans and leases, net of unearned	3,341,252	2,803,361	3,016,433	2,696,452
Deposits	4,512,170	3,674,507	4,013,252	3,396,488
Earning assets	5,061,822	4,171,475	4,582,296	3,962,268
Interest bearing liabilities	3,921,951	3,330,270	3,545,737	3,197,249
Common stockholders' equity	349,056	316,073	328,454	293,917
Total stockholders' equity	430,754	400,442	411,056	378,278
Tangible common stockholders' equity	308,802	288,359	293,505	266,423

Earnings Performance Ratios
Annualized return on average assets	0.55%	0.76%	0.70%	1.04%
Annualized return on average common equity	8.79%	11.33%	10.87%	15.78%
Annualized return on average common tangible equity	9.93%	12.41%	12.16%	17.41%
Annualized net interest margin (1)	3.82%	3.81%	3.78%	3.98%
Efficiency ratio, fully taxable equivalent (2)	81.86%	81.13%	76.84%	72.71%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Average Balances
Assets	$5,604,487	$4,901,972	$4,932,852	$4,890,023	$4,739,887
Loans and leases, net of unearned	3,341,252	2,937,508	2,905,778	2,876,960	2,803,361
Deposits	4,512,170	3,861,624	3,871,945	3,801,125	3,674,507
Earning assets	5,061,822	4,396,140	4,461,923	4,404,119	4,171,475
Interest bearing liabilities	3,921,951	3,413,205	3,433,686	3,412,641	3,330,270
Common stockholders' equity	349,056	309,472	332,386	322,820	316,073
Total stockholders' equity	430,754	391,170	414,976	407,282	400,442
Tangible common stockholders' equity	308,802	276,511	299,225	289,453	288,359

Earnings Performance Ratios
Annualized return on average assets	0.55%	0.53%	0.76%	1.00%	0.76%
Annualized return on average common equity	8.79%	8.38%	11.28%	15.18%	11.33%
Annualized return on average common tangible equity	9.93%	9.38%	12.53%	16.93%	12.41%
Annualized net interest margin (1)	3.82%	3.81%	3.71%	3.77%	3.81%
Efficiency ratio, fully taxable equivalent (2)	81.86%	76.21%	76.08%	73.06%	81.13%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Efficiency ratio, fully taxable equivalent, is noninterest expense, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains (losses), net). This is a non-GAAP measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$2,479,880	$2,042,995	$2,004,883	$1,990,818	$2,001,492
Residential mortgage	349,349	269,501	248,604	240,453	249,689
Agricultural and agricultural real estate	376,735	324,339	327,490	314,606	328,311
Consumer	294,145	268,112	254,825	246,996	245,678
Unearned discount and deferred loan fees	(3,157)	(3,241)	(3,425)	(2,980)	(3,621)
Total loans and leases held to maturity	$3,496,952	$2,901,706	$2,832,377	$2,789,893	$2,821,549
Loans covered under loss share agreements:
Commercial and commercial real estate	$2,314	$2,402	$2,519	$2,738	3,074
Residential mortgage	2,280	2,433	2,493	2,722	2,645
Agricultural and agricultural real estate	543	446	441	453	748
Consumer	612	595	822	828	786
Total loans and leases covered under loss share agreements	$5,749	$5,876	$6,275	$6,741	$7,253
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$42,394	$47,088	$41,003	$32,356	$43,156
Loans and leases past due ninety days or more as to interest or principal payments	24	—	6	454	—
Other real estate owned	29,794	32,753	33,709	35,697	35,470
Other repossessed assets	397	469	603	1,059	542
Total nonperforming assets not covered under loss share agreements	$72,609	$80,310	$75,321	$69,566	$79,168
Performing troubled debt restructured loans	$19,353	$19,371	$32,661	$24,473	$21,121
Covered under loss share agreements:
Nonaccrual loans	$783	$805	$571	$636	$1,259
Other real estate owned	58	265	1,054	1,007	352
Other repossessed assets	—	4	—	—	—
Total nonperforming assets covered under loss share agreements	$841	$1,074	$1,625	$1,643	$1,611
Allowance for Loan and Lease Losses
Balance, beginning of period	$41,311	$37,623	$37,528	$38,715	$40,401
Provision for loan and lease losses	2,049	5,149	1,862	637	3,350
Charge-offs on loans not covered by loss share agreements	(3,197)	(2,454)	(2,742)	(3,041)	(7,455)
Charge-offs on loans covered by loss share agreements	—	(59)	(31)	(23)	(137)
Recoveries	1,522	1,052	1,006	1,240	2,556
Balance, end of period	$41,685	$41,311	$37,623	$37,528	$38,715
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	1.21%	1.62%	1.45%	1.18%	1.53%
Ratio of nonperforming assets to total assets	1.23%	1.63%	1.52%	1.42%	1.59%
Annualized ratio of net loan charge-offs to average loans and leases	0.20%	0.20%	0.24%	0.26%	0.71%
Allowance for loan and lease losses as a percent of loans and leases	1.19%	1.42%	1.33%	1.35%	1.37%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	98.27%	87.73%	91.74%	114.38%	89.71%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2013			December 31, 2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,354,055	$7,327	2.15%	$1,077,167	$5,079	1.88%
Nontaxable(1)	395,449	5,063	5.08	325,864	4,481	5.47
Total securities	1,749,504	12,390	2.81	1,403,031	9,560	2.71
Interest bearing deposits	9,320	3	0.13	5,580	3	0.21
Federal funds sold	3,629	1	0.11	428	3	2.79
Loans and leases:
Commercial and commercial real estate(1)	2,310,060	28,951	4.97	1,941,806	25,236	5.17
Residential mortgage	382,446	4,177	4.33	318,583	3,380	4.22
Agricultural and agricultural real estate(1)	361,153	4,651	5.11	301,502	4,094	5.40
Consumer	287,593	6,316	8.71	241,470	5,906	9.73
Fees on loans	—	1,547	—	—	1,341	—
Less: allowance for loan and lease losses	(41,883)	—	—	(40,925)	—	—
Net loans and leases	3,299,369	45,642	5.49	2,762,436	39,957	5.75
Total earning assets	5,061,822	58,036	4.55%	4,171,475	49,523	4.72%
Nonearning Assets	542,665			568,412
Total Assets	$5,604,487			$4,739,887
Interest Bearing Liabilities
Savings	$2,443,175	$2,037	0.33%	$1,900,292	$1,672	0.35%
Time, $100,000 and over	331,321	1,008	1.21	295,566	1,174	1.58
Other time deposits	531,761	2,012	1.50	538,831	2,501	1.85
Short-term borrowings	276,785	421	0.60	214,592	166	0.31
Other borrowings	338,909	3,785	4.43	380,989	4,020	4.20
Total interest bearing liabilities	3,921,951	9,263	0.94%	3,330,270	9,533	1.14%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,205,913			939,818
Accrued interest and other liabilities	45,869			69,357
Total noninterest bearing liabilities	1,251,782			1,009,175
Stockholders' Equity	430,754			400,442
Total Liabilities and Stockholders' Equity	$5,604,487			$4,739,887
Net interest income(1)		$48,773			$39,990
Net interest spread(1)			3.61%			3.58%
Net interest income to total earning assets(1)			3.82%			3.81%
Interest bearing liabilities to earning assets	77.48%			79.83%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2013			December 31, 2012
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,198,777	$21,501	1.79%	$1,015,624	$22,129	2.18%
Nontaxable(1)	395,578	20,452	5.17	283,735	16,459	5.80
Total securities	1,594,355	41,953	2.63	1,299,359	38,588	2.97
Interest bearing deposits	9,242	12	0.13	5,658	8	0.14
Federal funds sold	1,417	1	0.07	556	4	0.72
Loans and leases:
Commercial and commercial real estate(1)	2,078,594	105,239	5.06	1,889,891	100,644	5.33
Residential mortgage	344,606	14,511	4.21	293,850	13,142	4.47
Agricultural and agricultural real estate(1)	331,622	17,494	5.28	282,519	15,896	5.63
Consumer	261,611	24,210	9.25	230,192	22,874	9.94
Fees on loans		5,556	—		5,580	—
Less: allowance for loan and lease losses	(39,151)	—	—	(39,757)	—	—
Net loans and leases	2,977,282	167,010	5.61	2,656,695	158,136	5.95
Total earning assets	4,582,296	208,976	4.56%	3,962,268	196,736	4.97%
Nonearning Assets	500,835			501,397
Total Assets	$5,083,131			$4,463,665
Interest Bearing Liabilities
Savings	$2,101,295	$6,674	0.32%	$1,763,233	$6,736	0.38%
Time, $100,000 and over	315,623	4,403	1.40	272,338	4,776	1.75
Other time deposits	532,157	8,891	1.67	531,351	10,718	2.02
Short-term borrowings	257,084	808	0.31	252,849	818	0.32
Other borrowings	339,578	14,907	4.39	377,478	16,134	4.27
Total interest bearing liabilities	3,545,737	35,683	1.01%	3,197,249	39,182	1.23%
Noninterest Bearing Liabilities
Noninterest bearing deposits	1,064,177			829,566
Accrued interest and other liabilities	62,161			58,572
Total noninterest bearing liabilities	1,126,338			888,138
Stockholders' Equity	411,056			378,278
Total Liabilities and Stockholders' Equity	$5,083,131			$4,463,665
Net interest income(1)		$173,293			$157,554
Net interest spread(1)			3.55%			3.74%
Net interest income to total earning assets(1)			3.78%			3.98%
Interest bearing liabilities to earning assets	77.38%			80.69%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Total Assets
Dubuque Bank and Trust Company	$1,540,049	$1,438,041	$1,512,215	$1,436,744	$1,482,504
New Mexico Bank & Trust	1,032,441	999,555	1,029,360	1,010,607	1,026,952
Morrill & Janes Bank and Trust Company	890,984	—	—	—	—
Wisconsin Bank & Trust	643,430	635,606	643,727	651,277	691,715
Rocky Mountain Bank	467,443	464,221	448,855	457,389	465,614
Arizona Bank & Trust	450,320	415,174	393,829	404,518	307,871
Riverside Community Bank	443,114	460,224	450,915	422,352	450,863
Galena State Bank & Trust Co.	290,457	296,383	290,388	294,484	295,226
Minnesota Bank & Trust	170,517	166,324	164,714	127,044	126,421
Summit Bank & Trust	113,719	115,547	118,049	115,649	119,752
Total Deposits
Dubuque Bank and Trust Company	$1,116,154	$1,118,225	$1,122,506	$1,123,323	$1,150,141
New Mexico Bank & Trust	765,572	765,903	748,345	716,938	721,445
Morrill & Janes Bank and Trust Company	692,038	—	—	—	—
Wisconsin Bank & Trust	531,371	545,163	527,762	533,956	549,773
Rocky Mountain Bank	380,011	375,949	367,707	380,024	372,135
Arizona Bank & Trust	368,059	320,737	321,813	339,797	243,044
Riverside Community Bank	353,046	371,779	334,248	352,189	344,005
Galena State Bank & Trust Co.	244,505	252,691	245,324	235,000	245,554
Minnesota Bank & Trust	154,812	151,659	145,246	111,886	109,862
Summit Bank & Trust	101,447	102,855	102,891	100,617	93,318
Net Income (Loss)
Dubuque Bank and Trust Company	$5,009	$2,737	$3,694	$2,872	$5,581
New Mexico Bank & Trust	1,575	1,660	2,520	3,444	1,354
Morrill & Janes Bank and Trust Company	1,145	—	—	—	—
Wisconsin Bank & Trust	1,850	1,990	1,534	2,544	638
Rocky Mountain Bank	576	916	854	1,175	2,029
Arizona Bank & Trust	125	380	1,568	1,714	1,346
Riverside Community Bank	433	546	240	827	482
Galena State Bank & Trust Co.	403	324	981	1,270	929
Minnesota Bank & Trust	(31)	(124)	196	320	412
Summit Bank & Trust	44	(368)	(242)	(45)	(69)
Return on Average Assets
Dubuque Bank and Trust Company	1.36%	0.74%	1.00%	0.81%	1.34%
New Mexico Bank & Trust	0.61	0.66	0.99	1.38	0.53
Morrill & Janes Bank and Trust Company	0.66	—	—	—	—
Wisconsin Bank & Trust	1.16	1.24	0.96	1.58	0.44
Rocky Mountain Bank	0.49	0.80	0.75	1.03	1.86
Arizona Bank & Trust	0.12	0.38	1.59	1.69	1.87
Riverside Community Bank	0.38	0.46	0.21	0.77	0.46
Galena State Bank & Trust Co.	0.54	0.43	1.35	1.82	1.25
Minnesota Bank & Trust	(0.07)	(0.32)	0.55	1.03	1.41
Summit Bank & Trust	0.15	(1.27)	(0.85)	(0.16)	(0.25)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.59%	3.30%	3.23%	3.37%	3.57%
New Mexico Bank & Trust	3.63	3.58	3.53	3.56	3.51
Morrill & Janes Bank and Trust Company	2.97	—	—	—	—
Wisconsin Bank & Trust	4.39	4.43	4.25	4.34	4.16
Rocky Mountain Bank	4.22	4.15	3.96	3.82	4.26
Arizona Bank & Trust	4.35	4.57	4.29	4.25	3.89
Riverside Community Bank	3.17	2.82	2.89	2.80	3.02
Galena State Bank & Trust Co.	3.47	3.32	3.48	3.69	3.31
Minnesota Bank & Trust	3.64	3.50	3.30	3.68	4.04
Summit Bank & Trust	3.79	3.76	3.57	3.89	3.62

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$915,377	$828,502	$828,088	$803,084	$814,400
New Mexico Bank & Trust	529,808	508,452	501,373	490,691	497,837
Morrill & Janes Bank and Trust Company	384,685	—	—	—	—
Wisconsin Bank & Trust	459,594	444,174	442,184	445,869	446,214
Rocky Mountain Bank	316,702	301,224	285,900	272,385	278,252
Arizona Bank & Trust	329,211	278,616	251,416	249,642	189,314
Riverside Community Bank	186,739	181,024	174,498	167,776	166,852
Galena State Bank & Trust Co.	183,639	177,480	169,306	170,500	176,109
Minnesota Bank & Trust	101,491	94,182	89,121	89,876	90,729
Summit Bank & Trust	73,150	75,681	75,869	77,305	77,264
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$10,303	$11,040	$8,858	$8,758	$9,217
New Mexico Bank & Trust	7,202	7,007	6,619	6,381	6,837
Morrill & Janes Bank and Trust Company	406	—	—	—	—
Wisconsin Bank & Trust	4,850	4,554	4,420	4,248	4,164
Rocky Mountain Bank	4,148	4,451	4,404	4,009	4,072
Arizona Bank & Trust	4,133	3,841	3,573	4,065	4,444
Riverside Community Bank	3,121	3,012	2,924	3,174	3,240
Galena State Bank & Trust Co.	1,916	1,872	1,759	1,856	2,031
Minnesota Bank & Trust	1,091	1,068	944	920	961
Summit Bank & Trust	1,334	1,297	1,222	1,339	1,204
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$15,641	$19,803	$9,612	$2,234	$2,783
New Mexico Bank & Trust	6,880	7,406	8,606	8,228	10,711
Morrill & Janes Bank and Trust Company	160	—	—	—	—
Wisconsin Bank & Trust	6,165	6,825	7,921	3,875	5,433
Rocky Mountain Bank	3,326	4,076	5,997	6,130	8,174
Arizona Bank & Trust	4,413	1,862	2,240	3,378	3,549
Riverside Community Bank	3,325	4,120	2,769	3,118	3,473
Galena State Bank & Trust Co.	1,077	1,131	1,246	3,087	5,080
Minnesota Bank & Trust	—	—	3	4	5
Summit Bank & Trust	688	1,021	1,897	2,001	3,159
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.13%	1.33%	1.07%	1.09%	1.13%
New Mexico Bank & Trust	1.36	1.38	1.32	1.30	1.37
Morrill & Janes Bank and Trust Company	0.11	—	—	—	—
Wisconsin Bank & Trust	1.06	1.03	1.00	0.95	0.93
Rocky Mountain Bank	1.31	1.48	1.54	1.47	1.46
Arizona Bank & Trust	1.26	1.38	1.42	1.63	2.35
Riverside Community Bank	1.67	1.66	1.68	1.89	1.94
Galena State Bank & Trust Co.	1.04	1.05	1.04	1.09	1.15
Minnesota Bank & Trust	1.07	1.13	1.06	1.02	1.06
Summit Bank & Trust	1.82	1.71	1.61	1.73	1.56